UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2008

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

On March 21, 2008, Black Hills Corporation (the “Company”), issued the following unregistered securities as additional earn-out consideration associated with the acquisition of Indeck Capital, Inc. on July 7, 2000, pursuant to a settlement agreement dated March 21, 2008. The unregistered securities were issued under Rule 506 of Regulation D of the Securities Act of 1933. No additional consideration was received in exchange for the earn-out shares.

Stockholder	Common Shares Issued
Gerald R. Forsythe	279,909
John W. Salyer	54,176
Michelle R. Fawcett	29,345
Marsha Fournier	29,345
Monica Breslow	29,345
Melissa S. Bernadette	29,345
451,465

Item 8.01      Other Events

As previously disclosed in Footnote 18 of the Company’s Annual Report on Form 10-K, the Company has been a party to the arbitration and litigation concerning the earn-out provisions of the Agreement and Plan of Merger of Indeck Capital, Inc., dated July 7, 2000. On March 21, 2008, the Company entered into an agreement with the Indeck Shareholders settling the litigation. Pursuant to the settlement agreement, the Company issued 451,465 shares of common stock.

This additional earn-out consideration will be recorded as additional goodwill. The Company had previously disclosed in Footnote 1 of its 2007 Annual Report on 10-K under “Earnings Per Share of Common Stock” that it had included 159,000 contingent shares for the acquisition in its dilutive share calculation. The net effect of this settlement is an additional 292,465 dilutive shares or 0.8% dilution. The settlement only pertains to the litigation and not the arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Steven J. Helmers
Steven J. Helmers
Senior Vice President and
General Counsel

Date: March 26, 2008

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